Exhibit 10.1

ARTICLES OF AMENDMENT

OF

AMPCO-PITTSBURGH CORPORATION

In compliance with the requirements of Section 1915 of the Pennsylvania Business Corporation Law of 1988 (the “BCL”), the undersigned business corporation, desiring to restate its Articles of Incorporation in their entirety, hereby states that:

1.	The name of the corporation is Ampco-Pittsburgh Corporation.

2.	The address of the corporation’s registered office is 726 Bell Avenue, Suite 301, Carnegie, Allegheny County, Pennsylvania 15106.

3.	The corporation was incorporated under the BCL.

4.	The date of its incorporation is January 30, 1929.

5.	This amendment was adopted by the Board of Directors pursuant to BCL § 1914(c).

6.	The Articles of Incorporation are restated in their entirety as set forth below on Exhibit A hereto and such restated Articles of Incorporation supersede the original Articles of Incorporation and all amendments thereto.

7.	This amendment shall be effective upon filing these Articles of Amendment in the Department of State.

IN WITNESS WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer this 11th day of August, 2017.

AMPCO-PITTSBURGH CORPORATION
By:	/s/ John S. Stanik
Name:	John S. Stanik
Title:	Chief Executive Officer

Exhibit A

RESTATED ARTICLES OF INCORPORATION

FIRST: The name of the corporation is Ampco-Pittsburgh Corporation (the “Corporation”).

SECOND: The present registered office of the Corporation within the Commonwealth of Pennsylvania is located at 726 Bell Avenue, Suite 301, Carnegie, Allegheny County, Pennsylvania 15106.

THIRD: The purpose for which the Corporation is formed is to have unlimited power to engage in and do any lawful act concerning any or all lawful business for which corporations may be incorporated under the Pennsylvania Business Corporation Law, Act of May 5, 1993, P.L. 364, as amended, including the right to engage in manufacturing of every lawful kind.

FOURTH: The Corporation is to exist perpetually.

FIFTH: The authorized capital stock of the Corporation shall be 3,000,000 shares of Preference Stock, without par value, and 20,000,000 shares of Common Stock of the par value of $1.00 per share.

A description of each class of shares and a statement of the rights, voting powers, preferences qualifications, limitations, restrictions and the special or relative rights granted to or imposed upon the shares of each class and of the authority vested in the Board of Directors of the Corporation to establish series of Preference Stock and to fix and determine the variations in the relative rights and preferences as between the series thereof are as follows:

A.    PREFERENCE STOCK:

(1)    The shares of Preference Stock may be divided into and issued in series. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Different series of Preference Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes.

(2)    Authority is hereby vested in the Board of Directors of the Corporation, at any time or from time to time, by resolution to divide any of or all the Preference Stock into series, and, within the limitations herein set forth, to fix and determine, to the full extent now or hereafter permitted by the laws of the Commonwealth of Pennsylvania, the designation and the following relative rights and preferences of any series so established:

(a)    The rate of dividend upon the shares of such series, the dividend payment dates, the periods in respect of which dividends are payable (“dividend periods”), whether such dividends shall be cumulative, and, if cumulative, the date or dates from which such dividends shall accumulate;

(b)    Whether or not the shares of such series shall be redeemable, and, if redeemable, the price or prices at which, and the terms and conditions on which, the shares of such series may be redeemed;

(c)    The amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation of the Corporation;

(d)    The provisions, if any, with respect to a sinking fund for the shares of such series;

(e)    Whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation or any other security (including debt securities) of the Corporation, and the conversion price or prices or rate or rates, or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be provided for in such resolution or resolutions;

(f)    The voting power, if any, of the shares of such series; and

(g)    Such other provisions as may be fixed by the Board of Directors of the Corporation pursuant to the Laws of the Commonwealth of Pennsylvania.

(3)    The holders of shares of the Preference Stock of each series shall be entitled to receive, when and as declared by the Board of Directors, dividends at the rate fixed for such series as provided in paragraph (2) of this Subdivision A, and no more.

(4)    No dividend shall be declared and set apart for payment on any series of Preference Stock in respect of any dividend period unless there shall likewise be or have been paid, or declared and set apart for payment, on all shares of Preference Stock of each other series entitled to cumulative dividends at the time outstanding, which rank equally as to dividends with the series in question, dividends ratably in accordance with the sums that would be payable on such shares through the end of the last preceding dividend period if all dividends (including accumulated, but unpaid, dividends) were declared and paid in full.

(5)    After full cumulative dividends to the end of the immediately preceding dividend period upon the Preference Stock of all series then outstanding that are entitled to cumulative dividends shall have been paid or declared and set apart for payment, and after the Corporation shall have complied with the provisions of any and all series in respect of any and all amounts then or theretofore required to be set aside or applied in respect of any sinking fund, then and not otherwise the holders of shares of Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors.

(6)    In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Preference Stock of each series then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of the Common Stock, the amount fixed as provided in paragraph (2) of this Subdivision A for every share of their holdings of Preference Stock or such series. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after distribution shall have been made, as provided above, to the holders of the Preference Stock, the holders of the Common Stock shall be entitled to share ratably (with the Preference Stock if permitted by the resolution of the Board of Directors as referred to in this Article Fifth) in all assets of the Corporation then remaining according to the number of shares of stock held by them respectively. If upon any liquidation, dissolution or winding up the amounts payable on or with respect to the Preference Stock of all series then outstanding shall not be paid in full, the holders of shares of Preference Stock of all series then outstanding, which rank equally in connection with a liquidation, dissolution or winding up of the Corporation, shall share ratably in any distribution of assets according to the respective amounts that would be payable in respect of such shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. Neither the merger or consolidation of the Corporation into or with another corporation, nor the merger or consolidation of any other corporation into or with the Corporation, nor the sale or lease of all or substantially all the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation, voluntary or involuntary.

(7)    Shares of any series of Preference Stock, which have been redeemed or repurchased by the Corporation (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable have been converted into, or exchanged for, other securities of the Corporation, shall have the status of authorized and unissued shares of Preference Stock of the same series and may be reissued as a part of the series of which they were originally a part or, by resolution of the Board of Directors, may be changed into shares of another series of Preference created or to be created.

B.    SERIES A PREFERENCE STOCK:

(1)    Designation and Amount. A portion of the Preference Shares shall be designated as “Series A Preference Stock” (the “Series A Preference Stock”) and the number of shares constituting such series shall be one hundred and fifty thousand (150,000).

(2)    Subject to the prior and superior rights of the holders of any shares of any series of stock ranking prior and superior to the shares of Series A Preference Stock with respect to dividends, the holders of shares of Series A Preference Stock, in preference to the holders of Common Stock, par value $1.00 per share, of the Corporation (the “Common Stock”) and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preference Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $9.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend or distribution payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preference Stock. In the event that the Corporation shall at any time after November 2, 1998 (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amounts to which holders of shares of Series A Preference Stock were entitled immediately prior to such event under clause (a) and clause (b) of the preceding sentence shall be adjusted by multiplying each such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(3)    The Corporation shall declare a dividend or distribution on the Series A Preference Stock as provided in paragraph A of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend or distribution payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common

Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $9.00 per share on the Series A Preference Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date, and provided further that nothing contained in this paragraph shall be construed so as to conflict with any provision relating to the declaration of dividends contained in these Articles.

(4)    Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preference Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preference Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preference Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preference Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preference Stock entitled to receive payment of a dividend or distribution declared thereon.

(5)    The holders of Series A Preference Stock shall have only such voting rights as are required by law or as are provided in these Articles.

(6)    Whenever quarterly dividends or other dividends or distributions payable on the Series A Preference Stock as provided in this Article Fifth are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preference Stock outstanding shall have been paid in full, the Corporation shall not:

(a)    declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (as to dividends) to the Series A Preference Stock;

(b)    declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (as to dividends) with the Series A Preference Stock, except dividends paid ratably on the Series A Preference Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(c)    redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (as to dividends) with the Series A Preference Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stocks of the Corporation, ranking junior (as to dividends) to the Series A Preference Stock; and

(d)    purchase or otherwise acquire for consideration any shares of Series A Preference Stock, or any shares of stock ranking on a parity (as to dividends) with the Series A Preference Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(7)    The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Subdivision B(6) of this Article Fifth, purchase or otherwise acquire such shares at such time and in such manner.

(8)    The Series A Preference Stock is not redeemable.

(9)    Any shares of Series A Preference Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retied and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Series A Preference Stock and may be reissued as part of such series or may be changed into shares of another series of preference stock to be created by resolution or resolutions of the Board of Directors.

(10)    Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (upon liquidation, dissolution or winding up) to the Series A Preference Stock unless, prior thereto, the holders of shares of Series A Preference Stock shall have received $45.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preference Stock, unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in Section 12below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the “Adjustment Number”). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Preference Stock and Common Stock, respectively, holders of Series A Preference Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one with respect to such Preference Stock and Common Stock, on a per share basis, respectively.

(11)    In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preference stock, if any, which rank on a parity with the Series A Preference Stock, then all such available assets shall be distributed ratably to the holders of the Series A Preference Stock and the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then any such remaining assets shall be distributed ratably to the holders of Common Stock.

(12)    In the event the Corporation shall at any time after November 2, 1998, (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and, the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(13)    In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preference Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to one hundred (100) times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preference Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and, the denominator of which is the number of shares of common Stock that were outstanding prior to such event.

(14)    The Corporation may issue fractions and certificates representing fractions of a share of Series A Preference Stock in integral multiples of one one-hundredth (1/100) of a share of Series A Preference Stock, or in lieu thereof, at the election of the Board of Directors of the Corporation at the time of the first issue of any shares of Series A Preference Stock, evidence such fractions by depositary receipts, pursuant to an appropriate agreement between the Corporation and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all rights, privileges, and preferences to which they would be entitled as beneficial owners of shares of Series A Preference Stock. In the even that fractional shares of Series A Preference Stock are issued, the holders thereof shall have all the rights provided herein for holders of full shares of Series A Preference Stock in the proportion which such fraction bears to a full share.

(15)    These Articles shall not be amended in any manner, which would materially alter or change the powers, preferences or special rights of the Series A Preference Stock so as to affect them adversely, without the affirmative vote of the holders of two-thirds of the outstanding shares of Series A Preference Stock, voting together as a single class.

C.    COMMON STOCK:

(1)    Subject to the provisions of this Article Fifth, such dividends (whether in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time in accordance with the laws of the Commonwealth of Pennsylvania.

(2)    Subject to the provisions of this Article Fifth with respect to voting rights, if any, of any series of Preference Stock and except as otherwise specifically provided by law, voting power shall be exclusively vested in the Common Stock.

D.    GENERAL:

(1)    Anything in this Article Fifth to the contrary notwithstanding, dividends upon shares of any class of the Corporation shall be payable only out of assets legally available for the payment of such dividends, and the rights of the holders of the Preference Stock of all series and of the holders of the Common Stock in respect of dividends shall at all times be subject to the power of the Board of Directors, which is hereby expressly vested in said Board, from time to time to set aside such reserves and to make such other provisions, if any, as said Board shall deem to be necessary or advisable for working capital, for additions, improvements, and betterments to plant and equipment, for expansion of the Corporation’s business (including the acquisition of real and personal property for that purpose), for plans for maintaining employment at the plants of the Corporation and also for other plans for the benefit of employees generally, and for any other purposes of the Corporation whether or not similar to those herein mentioned.

(2)    Holders of Preference Stock and holders of Common Stock shall not be entitled to participate in any right of subscription to any increased or additional capital stock of the Corporation of any kind whatsoever.

(3)    Subject to the provisions of this Article Fifth and except as otherwise provided by law, the shares of Preference Stock and the shares of Common Stock may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

SIXTH:    The business and affairs of the Corporation shall be managed by a Board of Directors comprised as follows:

A.    The Board of Directors shall consist of not less than 5 nor more than 15 persons, the exact number to be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the directors then in office.

B.    Directors of the Corporation shall be classified with respect to the time for which they shall severally hold office by dividing them into three classes, as nearly equal in number as possible. Upon adoption of this provision each then current director shall retain membership in the class of the Board of Directors in which he was a member immediately prior to such adoption. At each annual meeting of shareholders, the class of directors then being elected shall be elected to hold office for a term of three years. Each director shall hold office for the term for which elected and until his or her successor shall have been elected and qualified.

C.    Any director, any class of directors or the entire Board of Directors may be removed from office by shareholder vote at any time, without assigned any cause, but only if shareholders entitled to cast at least 75% of the votes which all shareholders would be entitled to cast at an annual election of directors or of such class of directors shall vote in favor of such removal; provided, however, that no individual director shall be removed without cause (unless the entire Board of Directors or any class of directors be removed) in case the votes cast against such removal would be sufficient, if voted cumulatively for such director to elect him or her to the class of directors of which he or she is a member.

D.    Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors shall be filled only by a majority of the remaining directors then in office, though less than a quorum, except that vacancies resulting from removal from office by a vote of the shareholders may be filled by the shareholders at the same meeting of which such removal occurs. All directors elected to fill vacancies shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

E.    Whenever the holders of any class or series of Preference Stock shall have the right voting separately as a class, to elect one or more directors of the Corporation, none of the foregoing provisions of this Article Sixth shall apply with respect to the director or directors elected by such holders of Preference Stock.

SEVENTH:

A.    The Board of Directors may make, amend and repeal the By-laws of the Corporation with respect to those matters which are not, by statute, reserved exclusively to the shareholders, subject always to the power of the shareholders to change such action as provided herein. Unless expressly provided in these Articles as to a particular provision of the By-laws, no By-law may be made, amended or repealed by the shareholders unless such action is approved by the affirmative vote of the holders of not less than 75% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote in an annual election of directors, voting together as a single class, unless such action has been approved by at least two-thirds vote of the whole Board of Directors in which event the affirmative vote of not less than a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote in an annual election of directors, voting together as a single class, shall be required.

B.    Subject to the voting rights of any particular series of Preference Stock given by the Board of Directors pursuant to Subdivision A of Article Fifth, and except as may be expressly provided in these Articles as to a particular provision in these Articles, the affirmative vote of the holders of not less than 75% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote in an annual election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, these Articles, unless such amendment, repeal or provision has been approved by at least a two-third vote of the whole Board of Directors, in which event the affirmative vote of the holders of not less than a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote in an annual election of directors, voting together as a single class shall be required.

C.    As used in Subdivision A and B of this Article Seventh, “whole Board of Directors” shall mean the number of directors determined from time to time by the Board of Directors pursuant to a resolution adopted pursuant to Subdivision A of Article Sixth hereof.

EIGHTH:

A.    To the fullest extent that the laws of the Commonwealth of Pennsylvania, as in effect on January 27, 1987, or as thereafter amended, permit elimination or limitation of the liability of directors, no director of the Corporation shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a director.

B.    This Article Eighth shall not apply to any actions filed prior to January 27, 1987, nor to any breach of performance of duty or any failure of performance of duty by any director of the Corporation occurring prior to January 27, 1987.

C.    The provisions of this Article Eighth shall be deemed to be a contract with each director of the Corporation who serves as such at any time while this Article Eighth is in effect and each such director shall be deemed to be doing so in reliance on the provisions of this Article Eighth. Any amendment or repeal of this Article Eighth or adoption of any other by-law or provision of these Articles, which has the effect of increasing director liability, shall operate prospectively only and shall not affect any action taken, or any failure to act, prior to the adoption of such amendment, repeal, other by-law or provision.

NINTH:

A.    Except as prohibited by law and as set forth below, every director and officer of the Corporation shall be entitled as of right to be indemnified by the Corporation against expenses and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, whether civil, criminal, administrative, investigative or other, whether brought by or in the right of the Corporation or otherwise, in which such person may be involved as a party, witness or otherwise, or is threatened to be involved by reason of such person being or having been a director or officer of the Corporation or by reason of the fact that such person is or was serving at the request of the Corporation as a director, officer, employee, fiduciary agent or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as an “Action”); provided, that no such right of indemnification shall exist in any case where the act or failure to act giving rise to the claim to indemnification is determined by a court to have constituted willful misconduct or recklessness, and provided further, that no such right of indemnification shall exist with respect to an Action brought by a director or officer against the Corporation except as provided in the last sentence of this Section A. Indemnification hereunder shall include the right to have expenses incurred by such person in connection with defending a civil or criminal Action paid by the Corporation in advance of the final disposition of such Action upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to another such entity at the request of the Corporation to the extent the Board of Directors at any time denominates such person as entitled to the benefits of this Section A. Any director or officer of the Corporation serving (i) another corporation, of which a majority of the shares entitled to vote in the election of its directors is held by the Corporation, or (ii) any employee benefit plan of the Corporation or any corporation referred to in clause (i), in any capacity, shall be deemed to be doing so at the request of the Corporation. As used herein, “expenses” shall include fees and expenses of counsel selected by such person and “liability” shall include amounts of judgments, excise taxes, fines and penalties, and amounts paid in settlements (with the written consent of the Corporation, which consent shall not be unreasonably withheld). With respect to any Action brought by a director or officer against the Corporation, the director or officer shall be entitled to be indemnified for expenses incurred in connection with such Action pursuant to this Section only (i) if the Action is a suit brought as a claim for indemnity under Section B of this Article Ninth or otherwise, (ii) if the director or officer is successful in whole or in part in the Action for which expenses are claimed, or (iii) if the indemnification for expenses is included in a settlement of the Action or is awarded by a court.

B.    If a claim under Section A of this Article Ninth is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such suit that the claimant’s conduct was such that under Pennsylvania law the Corporation is prohibited from indemnifying the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the claimant is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its shareholders) that the claimant’s conduct was such that indemnification is prohibited by law, shall be a defense to the suit or create a presumption that the claimant’s conduct was such that indemnification is prohibited by law.

C.    The Corporation may purchase and maintain insurance to protect itself and any person eligible to be indemnified hereunder against any liability or expense asserted or incurred by such person in connection with any Action, whether or not the Corporation would have the power to indemnify such person against such liability or expense by law or under the provisions of this Article Ninth. The Corporation may create a trust fund, grant a security interest, cause a letter of credit to be issued or use other means (whether or not similar to the foregoing) to ensure the payment of such sums as may becoming necessary to effect indemnification as provided herein.

D.    The right of indemnification and advancement of expenses provided for in this Article Ninth (i) shall not be deemed exclusive of any other rights, whether now existing or hereafter created, to which those seeking indemnification hereunder may be entitled under any agreement, by-law or charter provision, vote of shareholders or directors or otherwise, (ii) shall be deemed to create contractual rights in favor of persons entitled to indemnification hereunder, and (iii) shall continue as to persons who have ceased to have the status pursuant to which they were entitled or were denominated as entitled to indemnification hereunder and shall inure to the benefit of the heirs, executors and administrators of persons entitled to indemnification hereunder. The right of indemnification provided for herein may not be amended or repealed so as to limit in any way the indemnification provided for herein with respect to any acts or omissions occurring prior to the adoption of any such amendment or repeal.

E.    Any person entitled to be indemnified or to the reimbursement or the advancement of expenses as a matter of right pursuant to this Article Ninth may elect to have the right to indemnification (or advancement of expenses) interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the Action, to the extent permitted by law, or on the basis of applicable law in effect at the time indemnification is sought.

F.    This Article Ninth shall apply to every Action other than an Action filed prior to January 27, 1987, except that it shall not apply to the extent that Pennsylvania law does not permit its application to any breach of performance of duty by any person eligible to be indemnified hereunder occurring prior to January 27, 1987.